UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  August 26, 2009

BIGSKY PRODUCTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152955	51-0670127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

204 Mescal Circle NW Albuquerque, New Mexico	87105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	505.918.0290
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2009, BigSky Productions, Inc. (the “Company”) appointed Douglas Brett Whitelaw (age 56) to serve as Director and as Vice President effective immediately. Since January 2000, Mr. Whitelaw has been an officer and director of Conquest Resources Limited, which trades on the TSX Venture exchange under the ticker symbol “CQR” where he heads up the corporate development and investor relations department.

There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Whitelaw had or will have a direct or indirect material interest.  As a condition of his appointment, Mr. Whitelaw will receive no annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BigSky Productions, Inc. (Registrant)
Date: August 31, 2009
	By:	/s/ Ellis Martin
Ellis Martin
Chief Executive Officer Chief Financial Officer